EXHIBIT 99.2
DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708 Website: secretaryofstate.biz
Certificate of Resignation of Officer, Director, Manager, Member, General Partner, Trustee or Subscriber
Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Resignation of Officer, Director, Manager, Member, General Partner, Trustee or Subscriber

1)  The name and title(s) of person that desires to resign:
     Harry Miller,                                                Director, President, Secretary & Treasurer                                (Name)                                                                      (Title(s))

2) The name and file number of the entity for which resignation is being made:
MEDINA COFFEE, INC. (Name of Entity)	C24477-99 (File Number)

3) Signature: " Harry Miller"
4) Fee: $75.00 per entity.
This form must be accompanied by appropriate fees.	Nevada Secretary of State Resignation of Officer 2003 Revised on: 11/112/03